UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                  Date of Report:  April 24, 2003
        (Date of Earliest Event Reported:  April 23, 2003)

                        EL PASO CORPORATION
      (Exact name of Registrant as specified in its charter)


     Delaware             1-14365            76-0568816
  (State or other    (Commission File     (I.R.S. Employer
  jurisdiction of         Number)       Identification No.)
 incorporation or
   organization)


                         El Paso Building
                       1001 Louisiana Street
                       Houston, Texas 77002
        (Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code (713) 420-2600



Item 5. Other Events
        ------------

      In an analyst meeting on April 23, 2003, in response to analyst questions, management of El Paso Corporation (the "Company") indicated that the Company is considering additional possible asset sale transactions. These transactions are not reflected in the Company's 2003 operational and financial plan and are not reflected in the $3.4 billion non-core asset sale program for 2003 previously announced by the Company. The additional possible asset sales include the possible sale of the Company's Aruba refinery, the possible sale of the Company's telecommunications business, and the possible sale of additional power assets. There can be no assurance that any of these additional possible asset sales will occur, or as to the timing or terms of any such transactions, if completed.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              EL PASO CORPORATION



                              By:  /s/ Jeffrey I. Beason
                                 ------------------------
                                   Jeffrey I. Beason
                                 Senior Vice President
                                     and Controller
                             (Principal Accounting Officer)

Dated:  April 24, 2003